Filed Pursuant to Rule 424(b)(5)
Registration Number 333-262528

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 18, 2022)

9,679,158 Shares of Common Stock

Warrants to Purchase up to 9,679,158 Shares of Common Stock

Common Stock

Warrants

We are offering 9,679,158 shares of our common stock, together with warrants to purchase 9,679,158 shares of common stock to certain institutional investors in a registered direct offering pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investors. Each share of common stock we sell will be accompanied by a warrant to purchase one share of common stock at an exercise price of $1.19 per share. Each share of common stock and accompanying warrant will be sold at a price of $0.9520. The warrants are exercisable six months after issuance and will expire 5.5 years from the date of issuance. This prospectus supplement also relates to the offering of shares of common stock issuable upon exercise of such warrants.

The shares of common stock and the accompanying warrants are only being purchased together in this offering; they will be issued separately and will be immediately separable upon issuance. There is no established trading market for the warrants and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Our common stock is listed on the Nasdaq Global Market under the symbol “BCAB.” The last reported sale price of our common stock on the Nasdaq Global Market on December 19, 2024 was $1.19 per share.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

We have engaged Tungsten Advisors (through its Broker-Dealer, Finalis Securities LLC), to act as the sole placement agent (the “Placement Agent”) in connection with this offering. The proceeds to us, before expenses, will be approximately $9.2 million. We estimate the total expenses of this offering will be approximately $145,000.

	Per Share and Accompanying Warrant	Total
Offering price	$0.9520	$9,214,558
Placement Agent fees(1)	$0.0571	$552,874
Proceeds, before expenses, to us(2)	$0.8949	$8,661,685

(1)

We have agreed to pay the Placement Agent cash fees and commissions equal to six percent (6.0%) of the gross proceeds of the offering. We have also agreed to reimburse the Placement Agent for its out-of-pocket expenses, if any, as described under the “Plan of Distribution.”

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company expects to deliver the shares to the investors on or about December 20, 2024.

Sole Placement Agent

Tungsten Advisors

Prospectus Supplement dated December 19, 2024

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and accompanying warrants and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information about securities that we and our selling shareholders may offer from time to time, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus relate to a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a shelf registration process (File No. 333-262528). To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents previously filed with the SEC that are incorporated by reference herein, the information in this prospectus supplement will supersede such information. For a more detailed understanding of an investment in our common stock and warrants, you should read both this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein and therein and additional information described under the heading “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Neither the Company nor the Placement Agent has authorized anyone to provide you with information that is different from or in addition to the information contained in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus filed by us with the SEC. Accordingly, neither the Company nor the Placement Agent takes any responsibility for, or can provide any assurance as to the reliability of, any information that others may give. Neither the Company nor the Placement Agent is making offers to sell or seeking offers to buy shares of our common stock or warrants in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus is accurate only as of the respective dates of such documents, regardless of the time of delivery of this prospectus supplement or any sale of the common stock offered hereby. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus supplement and the accompanying prospectus to “BioAtla”, the “Company”, “we”, “us” and “our” refer to BioAtla, Inc., a Delaware corporation, together with its consolidated subsidiaries. BioAtla is a trademark of BioAtla, Inc. Our logos and trademarks are the property of BioAtla. All other brand names or trademarks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks or trade dress in this prospectus supplement and the accompanying prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents that are incorporated herein or therein by reference contain forward-looking statements. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, including risks described in the “Risk Factors” section of this prospectus supplement and the documents incorporated by reference into this prospectus supplement. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement, the accompanying prospectus and the other documents that are incorporated herein or therein by reference may not occur, and actual results may differ materially and adversely from those anticipated or implied in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about:

•	our ability to develop and advance our current product candidates and programs into clinical trials, to reach key inflection points, and successfully complete clinical trials;

•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates and other positive results;

•	the size of the market opportunity for our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

•	the potential benefits of our strategic relationships and our plans, timing of, and ability to establish collaborations or other strategic partnerships for selected assets;

•	ability to achieve milestones and the plans, timing and expectations regarding future data updates, clinical trials, regulatory meetings and regulatory submissions;

•	our manufacturing, commercialization and marketing capabilities and strategy;

•	our plans and strategies to develop and commercialize our CAB antibodies;

•	our plans to further develop our technology platform and expand our pipeline of product candidates;

•	the potential benefits and advantages of our current and future product candidates that we may develop from our patented technology platform;

•	the potential regulatory approval path for our product candidates and the timing or likelihood of regulatory filings and approvals for our product candidates;

•	regulatory developments in the United States and Europe and other foreign countries;

•	our expectations and plans to obtain funding for our operations, including from our existing and potential future collaboration and licensing agreements;

•	our expectations regarding our ability to obtain and maintain intellectual property protection for our technology platform and product candidates;

•	our continued reliance on third parties to conduct additional clinical trials of our product candidates and for the manufacture of our product candidates for preclinical studies and clinical trials;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

•	the impact of health epidemics and outbreaks on our business, financial condition, results of operations, and prospects.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. We disclaim any obligation, except as specifically required by law, and the rules of the SEC, to publicly update or revise any such statements to reflect any change in our expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in such forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results may be materially different from those expressed in forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus supplement and the accompanying prospectus, including the risk factors and financial statements and related notes thereto included or incorporated by reference herein and therein, before making a decision to purchase our common stock.

Overview

We are a clinical-stage biopharmaceutical company developing our novel class of highly specific and selective antibody-based therapeutics for the treatment of solid tumor cancer. Our CABs capitalize on our proprietary discoveries with respect to tumor biology, enabling us to target known and widely validated tumor antigens that have previously been difficult or impossible to target. Our novel CAB therapeutic candidates exploit characteristic pH differences between the tumor microenvironment and healthy tissue. Unlike healthy tissue, the tumor microenvironment is acidic, and we have designed our antibodies to selectively bind to their targets on tumor cells under acidic pH conditions but not on targets in normal tissues. Our approach is to identify the necessary targeting and potency required for cancer cell destruction, while aiming to eliminate or greatly reduce on-target, off-tumor toxicity—one of the fundamental challenges of existing cancer therapies.

We are a United States-based company with research facilities in San Diego, California and, through our contractual relationship with BioDuro-Sundia, a provider of preclinical development services, in Beijing, China. Since the commencement of our operations, we have focused substantially all of our resources on conducting research and development activities, including drug discovery, preclinical studies and clinical trials of our product candidates, including the ongoing Phase 2 clinical trials of mecbotamab vedotin (BA3011), ozuriftamab vedotin (BA3021), and evalstotug (BA3071), and our Phase 1 clinical trial of BA3182 (CAB-EpCAM x CAB-CD3), establishing and maintaining our intellectual property portfolio, manufacturing clinical and research material through third parties, hiring personnel, establishing product development and commercialization collaborations with third parties, raising capital and providing general and administrative support for these operations. Since 2014, such research and development activities have exclusively related to the research, development, manufacture and Phase 1 and Phase 2 clinical testing of our CAB antibody-based product candidates and the strengthening of our proprietary CAB technology platform and pipeline.

We believe that there is significant potential to improve therapeutics for our patients with our proprietary CAB antibody technology across well-validated oncology targets in solid tumors. The following table summarizes our current product candidate pipeline.

Corporate Information

Our business was founded in March 2007 and originally operated as a Delaware limited liability company, BioAtla, LLC. In July 2020, we converted from a limited liability company into a Delaware corporation pursuant to a statutory conversion and changed our name from BioAtla, LLC to BioAtla, Inc. Our principal executive offices are located at 11085 Torreyana Road, San Diego, California 92121, and our telephone number is (858) 558-0708. Our corporate website address is www.bioatla.com. Information contained on, or that may be accessed through, our website is not incorporated by reference into this prospectus supplement or the underlying prospectus and should not be considered a part of either document.

Recent Developments

License Agreement with Context Therapeutics Inc.

On September 23, 2024, we entered into a license agreement (the “License Agreement”) with Context Therapeutics Inc. (“Context”), pursuant to which Context obtained from the Company an exclusive, worldwide license to develop, manufacture and commercialize two licensed antibodies (the “Assets”), including BA3362 (renamed by Context as CT-202), the Company’s Nectin-4 x CD3 T cell engaging (TCE) bispecific antibody (the “Transaction”). As partial consideration for the exclusive license under the License Agreement, we are eligible to receive up to $133.5 million in aggregate payments, including $15.0 million in upfront and near-term milestones and an additional $118.5 million in milestone payments based upon the achievement of specified pre-clinical, clinical, development and commercial milestones, as well as tiered mid-single digit to low double-digit royalties on future net sales for products containing the Assets, subject to standard reductions.

Mecbotamab Vedotin (BA3011)

On December 14, 2024, we presented a poster entitled “Characterization of Mutated KRAS Genotype and Clinical Outcomes in Patients With Advanced NSCLC Treated With Mecbotamab Vedotin, a CAB-AXL-ADC” at the IASLC 2024 Hot Topic in Basic & Translational Science Meeting. Data highlights included:

•	Phase 2 trial of Mec-V, CAB-AXL-ADC (NCT04681131) in NSCLC

•	78 patients were enrolled and received either Mec-V monotherapy (n=59) or Mec-V + nivolumab (n=19).

•	Patients received a median of 3 prior lines of therapy.

•	Among the 78 treated patients, 24 (30.7%) had mKRAS NSCLC.

•	Overall survival analyses:

•	Landmark OS at one year: 58% for patients with mKRAS NSCLC vs. 23% for patients with wtKRAS NSCLC.

•	Median OS was not yet reached (6.5-Not Estimable) for patients with mKRAS NSCLC vs. 8.7 (5.8–10.2) months for patients with wtKRAS NSCLC.

•	Among 21 efficacy-evaluable patients with mKRAS NSCLC:

•	6 responses (ORR=28.6%; including 1 patient previously treated with sotorasib).

•	Antitumor activity observed across 9 different mutated KRAS (mKRAS) variants

•	1 patient treated with Mec-V + nivolumab Q2W continues in Complete Response (CR) after >2 years of follow-up.

•	Treatment with Mec-V was well tolerated with a manageable safety profile.

•	No new safety signals were observed.

•	AXL is highly expressed in mKRAS NSCLC

•	113 screening tissue samples were evaluated for KRAS mutation status and AXL expression by immunohistochemistry assay.

•	Among 27 NSCLC samples harboring any KRAS mutation, AXL was highly expressed (tumor membrane expression of AXL ≥ 1% of tumor cells):

•	19 of 27 (70.3%).

•	9 of 11 (81.8%), among the mKRAS G12C variant subset of the 27 total.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined by the Exchange Act, and the rules and regulations thereunder, meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Common stock offered by us	9,679,158 shares of common stock

Warrants offered by us	Warrants to purchase up to 9,679,158 shares of common stock, which may be exercised beginning six months following the date of issuance at an exercise price of $1.19 per share. The warrants will expire 5.5 years from the date of issuance. For additional information regarding the warrants, see “Description of Securities.”

Common stock to be outstanding after this offering	58,024,691 shares, assuming no exercise of any warrants issued in this offering

Use of proceeds	We expect to receive net proceeds from this offering of approximately $8.5 million, after deducting the Placement Agent fees and our estimated offering expenses, assuming no exercise of any warrants issued in this offering.

We intend to use the net proceeds we receive from this offering, together with existing cash and cash equivalents, primarily to fund our research and development efforts, including to reach several key inflection points for our mid-stage clinical T-Cell Engager (TCE) and Antibody Drug Conjugate (ADC) programs: BA3182 (CAB-EpCAM x CAB-CD3 TCE) Phase 1 dose escalation data (expected readout 2Q25) and Phase 2 expansion data (expected readout 1H26); and mecbotamab vedotin (CAB-AXL-ADC) Phase 2B data in mutated KRAS (mKRAS) non-small cell lung cancer (NSCLC) (expected readout 1H26), to support our partnering activities, and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-12 of this prospectus supplement for additional information.

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq Global Market symbol	Our common stock is listed on the Nasdaq Global Market under the symbol “BCAB.”

Except as otherwise indicated herein, the number of shares of our common stock to be outstanding immediately after this offering is based on 48,345,533 shares of our common stock outstanding as of September 30, 2024 and 0 shares of our Class B common stock outstanding as of September 30, 2024.

The number of shares of our common stock to be outstanding immediately after this offering excludes:

•	6,217,492 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2024 at a weighted average exercise price of $7.63 per share;

•	1,567,081 shares of our common stock issuable pursuant to unvested restricted stock units outstanding as of September 30, 2024; and

•

2,785,173 shares of our common stock reserved and available for future issuance as of September 30, 2024, under our equity incentive plans, consisting of (1) 1,018,889 shares of common stock reserved and available for issuance under our 2020 Equity Incentive Plan as of September 30, 2024 and (2) 1,766,284 shares of common stock reserved for issuance under our 2020 Employee Stock Purchase Plan as of September 30, 2024.

Except as otherwise indicated, all information in this prospectus supplement reflects and assumes the following:

•	no exercise of the warrants offered and sold in this offering;

•	no issuance, exercise or settlement of stock-based awards under our 2020 Equity Incentive Plan or 2020 Employee Stock Purchase Plan; and

•	no sales of shares of our common stock through our Open Market Sale AgreementSM (the “Sale Agreement”), dated January 6, 2023, by and between the Company and Jefferies LLC since September 30, 2024.

RISK FACTORS

An investment in our common stock involves significant risks. Before making an investment in our common stock, you should carefully read all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. For a discussion of risks that you should carefully consider before deciding to purchase any of our common stock, please review the risk factors disclosed below and those incorporated by reference herein contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, respectively, together with the other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference herein and therein. Any of these risks, as well as additional risks not currently known to us or that we currently deem immaterial, may adversely affect our business, financial condition, results of operations, and prospects, resulting in a decline in the trading price of our common stock and loss of all or part of your investment.

Risks Relating to this Offering

Our management will have broad discretion over the actual amount and timing of the expenditures of the proceeds we receive in this offering and might not apply these proceeds in ways that enhance our financial condition or operating results or increase the value of your investment.

We intend to use the net proceeds we receive from this offering, together with existing cash and cash equivalents, primarily to fund our research and development efforts, including to reach several key inflection points for our mid-stage clinical T-Cell Engager (TCE) and Antibody Drug Conjugate (ADC) programs: BA3182 (CAB-EpCAM x CAB-CD3 TCE) Phase 1 dose escalation data (expected readout 2Q25) and Phase 2 expansion data (expected readout 1H26); and mecbotamab vedotin (CAB-AXL-ADC) Phase 2B data in mutated KRAS (mKRAS) non-small cell lung cancer (NSCLC) (expected readout 1H26), to support our partnering activities, and for working capital and other general corporate purposes. This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amount and timing of our actual expenditures may vary significantly depending on numerous factors, including the expenses related to our clinical and preclinical trials, the expenses related to any potential commercialization, as well as any strategic transactions that we may enter into with third parties, and any unforeseen cash needs. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds we receive from this offering and could spend the proceeds in ways that do not necessarily improve our financial condition or operating results or enhance the value of our common stock and your investment therein. Additionally, until the net proceeds we receive are used, they may be placed in investments that do not produce income or that lose value. See “Use of Proceeds” for additional information.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock as of September 30, 2024. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share. After giving effect to the sale of 9,679,158 shares of our common stock in this offering at a price of $0.9520 per share and based on our net tangible book value as of September 30, 2024 of $0.4593 per share, if you purchase shares of common stock in this offering, you will suffer substantial and immediate dilution of $0.4225 per share. Further dilution of your investment will result from, among other things, the future exercise of stock options and vesting of restricted stock units. See “Dilution” for a more detailed description of the dilution investors purchasing shares of our common stock in the offering will incur.

A significant portion of our total outstanding shares may be sold into the market at any time, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. Such sales, or the perception in the market that the holders of a large number of such shares intend to sell, could reduce the market price of our common stock significantly. In connection with this offering, we and our executive officers and directors have entered into lock-up agreements with Tungsten Advisors, as Placement Agent, that prohibit us and our executive officers and directors, subject to certain exceptions or receipt of the prior written consent of the Placement Agent, from disposing or pledging, or hedging against, our common stock or securities convertible into or exchangeable for shares of our common stock for periods of up to 75 days after the date of this prospectus supplement. However, all of the shares sold in this offering and the remaining shares of our common stock outstanding immediately prior to this offering will not be subject to the lock-up agreements with the Placement Agent and, except to the extent that such shares are held by our affiliates, will be freely tradable without restriction. In addition, the Placement Agent may, in its discretion, release the lock-up restrictions described above at any time without notice.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange or national recognized trading system. Without an active market, the liquidity of the warrants will be limited.

The holders of warrants purchased in this offering will have no rights as a common stockholder until any such holder exercises its warrants and acquires shares of our common stock.

Until you acquire shares of our common stock upon exercise of the warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of the warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants are speculative in nature.

The warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing six months after the date of issuance, holders of the warrants may acquire the common stock issuable upon exercise of such warrants at an exercise price of $1.19 per share. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

The warrants being offered may not have value.

The warrants being offered by us in this offering have an initial exercise price of $1.19 per share, subject to certain adjustments, and expire five and a half years from the date of issuance, after which date any unexercised warrants will expire and have no further value. If the market price of our common stock does not exceed the exercise price of the Warrants during the period when they are exercisable, the warrants may not have any value.

We may not have the ability to repurchase the warrants.

Under certain circumstances, if a fundamental transaction (as defined in the warrant) occurs, holders of the warrants may require us to repurchase the remaining unexercised portion of such warrants for an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model and the terms of the warrants. Our ability to repurchase the warrants depends on our ability to generate significant cash flow in the future. To some extent, this is subject to general economic, financial, competitive, and regulatory factors and other factors that are beyond our control. We cannot assure you that we will maintain sufficient cash reserves or that our business will generate significant cash flow from operations at levels sufficient to permit us to repurchase the warrants.

We may not receive any additional funds upon the exercise of the warrants.

Each common warrant may be exercised by way of a cashless exercise if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the common stock to the holder. Accordingly, we may not receive any additional funds upon exercise of the common warrants offered hereby.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $8.5 million, after deducting the Placement Agent fees and estimated offering expenses payable by us.

We currently plan to use the net proceeds we receive from this offering, together with existing cash and cash equivalents, primarily to fund our research and development efforts, including to reach several key inflection points for our mid-stage clinical T-Cell Engager (TCE) and Antibody Drug Conjugate (ADC) programs: BA3182 (CAB-EpCAM x CAB-CD3 TCE) Phase 1 dose escalation data (expected readout 2Q25) and Phase 2 expansion data (expected readout 1H26); and mecbotamab vedotin (CAB-AXL-ADC) Phase 2B data in mutated KRAS (mKRAS) non-small cell lung cancer (NSCLC) (expected readout 1H26), to support our partnering activities, and for working capital and other general corporate purposes. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, are not able to quantify the allocation of such proceeds among the various potential uses.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, interest-bearing accounts.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the offering price per share of our common stock and accompanying warrant and the net tangible book value per share of our common stock immediately after this offering.

Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2024. Our historical net tangible book value as of September 30, 2024 was $22.2 million, or $0.4593 per share of our common stock, based upon 48,345,533 shares of common stock outstanding on September 30, 2024. After reflecting the sale of 9,679,158 shares of our common stock and accompanying warrants to purchase up to 9,679,158 shares of common stock at an offering price of $0.9520 per share (excluding the common stock to be issued and the proceeds received, if any from exercises of the warrants), less Placement Agent fees and estimated offering expenses, our as-adjusted net tangible book value would have been approximately $30.7 million, or approximately $0.5295 per share of common stock. This represents an immediate increase in net tangible book value of $0.0702 per share to our existing shareholders and an immediate dilution in net tangible book value of $0.4225 per share to investors purchasing shares of our common stock in this offering. The following table illustrates this calculation on a per share basis:

Offering price per share and accompanying warrant		$0.9520
Net tangible book value per share as of September 30, 2024	$0.4593
Increase in net tangible book value per share attributable to the offering	$0.0702

As-adjusted net tangible book value per share after this offering		$0.5295

Dilution per share to investors in the offering		$0.4225

Except as otherwise indicated herein, the number of shares of our common stock to be outstanding immediately after this offering is based on 48,345,533 shares of our common stock outstanding as of September 30, 2024 and 0 shares of our Class B common stock outstanding as of September 30, 2024.

The number of shares of our common stock to be outstanding immediately after this offering excludes:

•	6,217,492 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2024 at a weighted average exercise price of $7.63 per share;

•	1,567,081 shares of our common stock issuable pursuant to unvested restricted stock units outstanding as of September 30, 2024; and

•

2,785,173 shares of our common stock reserved and available for future issuance as of September 30, 2024, under our equity incentive plans, consisting of (1) 1,018,889 shares of common stock reserved and available for issuance under our 2020 Equity Incentive Plan as of September 30, 2024 and (2) 1,766,284 shares of common stock reserved for issuance under our 2020 Employee Stock Purchase Plan as of September 30, 2024.

Investors purchasing shares of our common stock in this offering will experience further dilution upon, among other things, the future exercise of stock options and vesting of restricted stock units. Furthermore, we may choose to raise additional capital through the sale of additional securities due to market conditions or strategic considerations even if we believe we have sufficient funds on hand for our current or future operating plans. To the extent that we raise additional capital in this manner, the issuance of such securities would likely result in further dilution to investors purchasing shares of our common stock in this offering.

DESCRIPTION OF SECURITIES

Common Stock

See “Description of Our Capital Stock” beginning on page 6 of the accompanying prospectus.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions contained in the warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

General Terms of the Warrants

The warrants to be issued in this offering represent the rights to purchase up to an aggregate of 9,679,158 shares of common stock at an initial exercise price of $1.19 per share. Each Warrant will be exercisable six months from the date of issuance and will have a term of 5.5 years from the date of issuance.

Duration and Exercise Price

Each warrant has an initial exercise price per share equal to $1.19. Each warrant will be exercisable six months from the date of issuance and will have a term of 5.5 years from the date of issuance. The exercise price is subject to adjustment in the event of stock dividends, stock splits, rights offerings or other distributions to holders of common stock, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability and Exercise Limitations

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrant to the extent that the holder would own more than 9.99% of the outstanding shares of common stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants.

Fundamental Transaction

In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the warrants have the right to require us or a successor entity to redeem the warrants for cash in the amount of the Black-Scholes Value (as defined in each warrant) of the unexercised portion of the warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no trading market available for the warrants on any securities exchange or nationally recognized trading system. We do not plan on applying to list the warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

No Rights as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights or the rights to receive dividends, until the holder exercises the warrant.

PLAN OF DISTRIBUTION

We have engaged Tungsten Advisors (through its Broker-Dealer, Finalis Securities LLC) to act as our Placement Agent in connection with this offering, to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. We have entered into a securities purchase agreement directly with the investors in connection with this offering, pursuant to which, subject to certain conditions, we will sell to the investors an aggregate of 9,679,158 shares of common stock and accompanying Warrants to purchase up to 9,679,158 shares of common stock. There is no market through which the Warrants may be sold and the investors may not be able to resell the Warrants purchased under this prospectus supplement. The securities purchase agreement contains customary representations, warranties and covenants.

We will deliver the shares offered pursuant to this prospectus supplement to the investors electronically upon receipt of investor funds for the purchase of such shares. The Warrants will be issued in certificated form. We expect to deliver the shares of our common stock and Warrants being offered pursuant to this prospectus supplement on or about December 20, 2024, subject to customary closing conditions.

This is a summary of the material provisions of the securities purchase agreement and does not purport to be a complete statement of their terms and conditions. A copy of the form of securities purchase agreement with the investors has been filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Fees and Expenses

We have agreed to pay the Placement Agent a cash fee of 6.0% of the aggregate gross proceeds of this offering paid to us at closing, excluding amounts invested by parties who are existing security holders of the Company. We have also agreed to reimburse the Placement Agent reasonable and documented travel and other out-of-pocket expenses as actually incurred.

The terms of this offering were subject to market conditions and negotiations between us and the investors. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act.

These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

We have agreed to indemnify the Placement Agent and certain other persons against certain liabilities, including civil liabilities under the Securities Act and the Exchange Act and to contribute to payments that the Placement Agent may be required to make in respect of those liabilities.

From time to time, the Placement Agent has provided and may provide in the future, various financial advisory, investment banking and other services to us in the ordinary course of business, for which it has received and may continue to receive customary fees and commissions.

No Sales of Similar Securities

Pursuant to the securities purchase agreement, subject to certain exceptions, from the date of this prospectus supplement until 75 days after the closing of this offering we have agreed not to (i) issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or (ii) file any registration statement with the SEC of any of our securities, other than to file a registration statement on Form S-8 in connection with any employee benefit plan, a registration statement on Form S-4 in connection with an acquisition, or any amendment to this prospectus or as necessary to maintain the registration of the securities offered hereby. We have also agreed not to enter into any “variable rate transactions” for a period of 180 days following the consummation of this offering.

The foregoing restrictions shall not apply in respect of (except no “variable rate transaction” is exempt (a) issuance of shares of Common Stock, options, restricted stock awards, restricted stock units or other equity awards to employees, officers, directors, consultants or advisors of the Company pursuant to any stock or option plan or arrangement established as of the date of this prospectus supplement, or as may subsequently be duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities issued upon the exercise or exchange of or conversion of any securities issued in this offering and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of this prospectus supplement, provided that such securities have not been amended since the date of this prospectus supplement to increase the number of shares of common stock issuable upon exercise, exchange or conversion of such securities or to decrease the exercise, exchange or conversion price thereof (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the period beginning on the date of this prospectus supplement until 75 days after the closing of this offering and provided that any such issuance shall only be to a Person (as defined in the securities purchase agreement) (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, in each case other than a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Each of our executive officers and directors have entered into lock-up agreements with the Placement Agent. Under these agreements, each of these persons may not, subject to certain exceptions, offer, sell, contract to sell, lend, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in such disposition) directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, shares of our common stock or securities convertible, exchangeable or exercisable into, shares of our common stock. These restrictions will be in effect for a period of 75 days after the closing of this offering.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “BCAB.”

We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system.

The Placement Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those publicly available documents. The information that we incorporate by reference is considered to be part of this prospectus supplement. We incorporate by reference the documents listed below (File No. 001-39787) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, except as expressly noted below) between the date of this prospectus supplement and the date this offering is terminated:

•	Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 26, 2024;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2023 from our definitive proxy statement on Schedule 14A, as filed with the SEC on April 24, 2024;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 14, 2024, August 8, 2024 and November 7, 2024, respectively;

•	Current Reports on Form 8-K, filed with the SEC on January 8, 2024, February 12, 2024, February 21, 2024, April 24, 2024, May 17, 2024, June 13, 2024, and September 23, 2024; and

•

Description of our common stock contained in our registration statement on Form 8-A, dated December 9, 2020 as updated by the Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Exchange Act of 1934, filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2023, and including any amendment or report subsequently filed for the purpose of updating such description.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statement, and other information, if any, we file with or furnish to the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.bioatla.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

You may also request a copy of our SEC filings at no cost, by telephoning or writing us at the following telephone number or address:

BioAtla, Inc.

11085 Torreyana Road

San Diego, California

(858) 558-0708

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer and sell up to $200,000,000 in the aggregate of any combination of the securities described in this prospectus in one or more offerings. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered.

This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering will be set forth in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “BCAB”. On February 25, 2022, the closing price for our common stock, as reported on the Nasdaq Global Select Market, was $6.64 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.

We may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the accompanying prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “RISK FACTORS” on page 3 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 18, 2022.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings in an amount not to exceed $200,000,000 in the aggregate. Before purchasing any securities, you should read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering, including, among other things, the specific amounts, prices and terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with any prospectus supplement, you should rely upon the prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “BioAtla”, “we”, “us”, “our”, the “company” or similar references refer to BioAtla, Inc.; and the term “securities” refers collectively to our common stock, preferred stock, warrants, debt securities, or any combination of the foregoing securities.

We have obtained a registered trademark for BioAtla® in the United States. This prospectus and documents incorporated by reference into this prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the documents incorporated by reference into this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

BIOATLA, INC.

We are a phase 2 clinical-stage biopharmaceutical company developing our novel class of highly specific and selective antibody-based therapeutics for the treatment of solid tumor cancer. Our CABs capitalize on our proprietary discoveries with respect to tumor biology, enabling us to target known and widely validated tumor antigens that have previously been difficult or impossible to target. Our novel CAB therapeutic candidates exploit characteristic pH differences between the tumor microenvironment and healthy tissue. Unlike healthy tissue, the tumor microenvironment is acidic, and we have designed our antibodies to selectively bind to their targets on tumor cells under acidic pH conditions but not on targets in normal tissues. Our approach is to identify the necessary targeting and potency required for cancer cell destruction, while aiming to eliminate or greatly reduce on-target, off-tumor toxicity—one of the fundamental challenges of existing cancer therapies.

We are a United States-based company with research facilities in San Diego, California and, through our contractual relationship with BioDuro-Sundia, a provider of preclinical development services, in Beijing, China. Since the commencement of our operations, we have focused substantially all of our resources on conducting research and development activities, including drug discovery, preclinical studies and clinical trials of our product candidates, including the ongoing Phase 2 clinical trials of BA3011 and BA3021, establishing and maintaining our intellectual property portfolio, manufacturing clinical and research material through third parties, hiring personnel, establishing product development and commercialization collaborations with third parties, raising capital and providing general and administrative support for these operations. Since 2014, such research and development activities have exclusively related to the research, development, manufacture and Phase 1 and Phase 2 clinical testing of our CAB antibody-based product candidates and the strengthening of our proprietary CAB technology platform and pipeline. We do not have any products approved for sale, and we have not generated any revenue from product sales.

CHANNELS FOR DISCLOSURE OF INFORMATION

Investors and others should note that we routinely announce material information to investors and the marketplace using filings with the SEC, press releases, public conference calls, presentations, webcasts and our investor relations website. While not all of the information that we post to our investor relations website is of a material nature, some information could be deemed to be material. Accordingly, we encourage investors, the media, and others interested in our company to review the information that we share at the “Investors” link located at the top of our webpage at www.ir.bioatla.com. Users may automatically receive email alerts and other information about our company when enrolling an email address by visiting Email Alerts in the Resources section of our website at https://ir.bioatla.com.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them.

Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in any applicable prospectus supplement, the documents incorporated by reference therein or any free writing prospectus that we authorized. Our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement by these cautionary statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term, interest-bearing, investment-grade securities or hold as cash.

DESCRIPTION OF OUR CAPITAL STOCK

We have one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our common stock. The following summary of the terms of our common stock is based upon our restated certificate of incorporation and our restated bylaws. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the applicable provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, which are filed as exhibits to our Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our amended and restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law for more information.

Common stock and class B common stock

We are authorized to issue up to a total of 350,000,000 shares of common stock, par value $0.0001 per share and up to a total of 15,368,569 shares of Class B common stock, par value $0.0001 per share. The holders of our common stock and Class B common stock have identical rights, provided that (i) except as otherwise expressly provided in our amended and restated certificate of incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, holders of our common stock are entitled to one vote per share of common stock, and holders of our Class B common stock are not entitled to any votes per share of Class B common stock, including for the election of directors and (ii) holders of our common stock have no conversion rights, while holders of our Class B common stock shall have the right to convert each share of our Class B common stock into one share of common stock at such holder’s election, provided that as a result of such conversion, such holder would not beneficially own in excess of 4.99% of any class of our securities registered under the Exchange Act, unless otherwise as expressly provided for in our amended and restated certificate of incorporation. However, this ownership limitation may be increased or decreased to any other percentage designated by such holder of Class B common stock upon 61 days’ notice to us.

Our common stock and Class B common stock have no preemptive rights or other subscription rights or redemption or sinking fund provisions. Upon our liquidation, dissolution or winding-up, holders of our common stock and Class B common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock and Class B common stock are entitled to receive dividends only if declared from time to time by our board of directors out of assets which are legally available.

Preferred stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 200,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Warrants

As of December 31, 2021, we had 151,088 outstanding warrants.

On June 6, 2016, we issued warrants to purchase an aggregate of 151,088 shares of common stock at an exercise price of $132.37 per share, which warrants were subsequently amended and restated. The warrants are exercisable during the period commencing on December 19, 2020 and ending on March 13, 2022, and provide for cashless exercise at the option of the warrant holder.

Registration rights

As of the completion of the initial public offering and subject to the lock-up agreements entered into in connection with such offering and federal securities laws, certain holders of shares of our common stock are entitled to certain rights with respect to registration of such shares under the Securities Act. These shares are referred to as registrable securities. The registration of shares of our common stock pursuant to the exercise of the registration rights described below would enable the holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts, selling commissions and stock transfer taxes, of the shares registered pursuant to the demand, piggyback and Form S-3 registrations described below.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions and limitations, to limit the number of shares the holders may include. The demand, piggyback and Form S-3 registration rights described below will terminate upon the earliest of (i) with respect to each stockholder, such date, on or after the completion of our initial public offering, on which all registrable shares held by such stockholder may immediately be sold during any three month period pursuant to Rule 144, (ii) the occurrence of a deemed liquidation event, as defined in our certificate of incorporation, as currently in effect and (iii) the fifth anniversary of the completion of our initial public offering.

Demand registration rights

As of December 31, 2021, certain holders of shares of our common stock are entitled to certain demand registration rights. Investors holding, collectively, a majority of registrable securities having an anticipated aggregate offering price of at least $5.0 million may, on not more than two occasions, request that we register all or a portion of their shares, subject to certain specified exceptions. If any of these holders exercises its demand registration rights, then certain holders of shares of our common stock will be entitled to register their shares, subject to specified conditions and limitations in the corresponding offering.

Piggyback registration rights

As of December 31, 2021, certain holders of shares of our common stock are entitled to their rights to notice of public offerings and to include their shares of registrable securities in public offerings. In the event that we propose to register any of our securities under the Securities Act in an offering, either for our own account or for the account of other security holders, the holders of registrable securities will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to specified conditions and limitations.

S-3 registration rights

As of December 31, 2021, certain holders of shares of our common stock are initially entitled to certain Form S-3 registration rights. Certain major investors holding at least 10% of registrable securities may, on not more than two registrations on Form S-3 within any 12-month period, request that we register all or a portion of their shares on Form S-3 if we are qualified to file a registration statement on Form S-3, subject to specified exceptions. Such request for registration on Form S-3 must cover securities with an aggregate offering price which equals or exceeds $3.0 million, net of selling expenses. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.

Anti-takeover effects of provisions of our certificate of incorporation, our bylaws and Delaware law

Certain provisions of Delaware law and certain provisions included in our amended and restated certificate of incorporation and amended and restated bylaws, summarized below, may be deemed to have an anti-takeover effect and may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Delaware anti-takeover law

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Preferred stock

Our amended and restated certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences or relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Classified board

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, designated Class I, Class II and Class III. Each class will be an equal number of directors, as nearly as possible, consisting of one third of the total number of directors constituting the entire board of directors.

Removal of directors

Our amended and restated certificate of incorporation provides that stockholders may only remove a director for cause by a vote of at least 66 2/3% of the voting power of all of our then outstanding common stock and that the authorized number of directors may be changed only by resolution adopted by a majority of the board of directors.

Director vacancies

Our amended and restated certificate of incorporation provides that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special meetings of stockholders

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, except as otherwise required by law, special meetings of our stockholders may be called only by the chairman of the board, our Chief Executive Officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies).

Advance notice procedures for director nominations

Our amended and restated certificate of incorporation and amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing and also specify requirements as to the form and content of a stockholder’s notice.

Action by written consent

Our amended and restated certificate of incorporation and amended and restated bylaws require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent.

Cumulative voting

Our amended and restated certificate of incorporation provides for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

Amending our certificate of incorporation and bylaws

The amendment of any of the provisions in our amended and restated certificate of incorporation, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our then outstanding common stock. Additionally, our amended and restated certificate of incorporation provides that our bylaws may be amended, altered or repealed by the board of directors.

Exclusive forum provision

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of proceedings: (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to our company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim arising pursuant to any provision of our amended and restated certificate of incorporation or amended and restated bylaws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. Our amended and restated bylaws further provide that the federal district courts of the United States of America will be the exclusive forum to the fullest extent permitted by law, for resolving any complaint asserting a cause of action arising under the Securities Act. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our amended and restated certificate of incorporation and amended and restated bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws described above.

Nasdaq Global Market

Our common stock is listed on The Nasdaq Global Market under the symbol “BCAB.”

Transfer agent and registrar

The transfer agent and registrar for our common stock and Class B common stock is Philadelphia Stock Transfer, Inc. The transfer agent and registrar’s address is 2320 Haverford Rd., Suite 230, Ardmore, PA 19003.

DESCRIPTION OF OUR DEBT SECURITIES

The debt securities will constitute either senior or subordinated debt of BioAtla, Inc. The debt securities that are sold may be exchangeable for and/or convertible into shares of common stock or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities or warrants or any combination of such securities.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities, and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of our internal control over financial reporting as of December 31, 2021, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) until the termination of the registration statement of which this prospectus is a part:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022;

•	Our Current Reports on Form 8-K filed with the SEC on January 11, 2022 and February 25, 2022; and

•

The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on December 9, 2020, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

BioAtla, Inc.

11085 Torreyana Road

San Diego, California 92121

(858) 558-0708

Attn: Investor Relations

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investor Relations” page of our website at www.ir.bioatla.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

9,679,158 Shares of Common Stock

Warrants to Purchase up to 9,679,158 Shares of Common Stock

Common Stock

Warrants

PROSPECTUS SUPPLEMENT

Sole Placement Agent

Tungsten Advisors

December 19, 2024